SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 24, 2001

                                 PROXYMED, INC.
             (Exact name of registrant as specified in its charter)

    FLORIDA                        000-22052                     65-0202059
    -------                        ---------                     ----------
(State or other              (Commission File No.)              (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                                 2555 Davie Road
                                    Suite 110
                          Ft. Lauderdale, Florida 33317
                    (Address of principal executive offices)

                                  954-473-1001
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         Effective April 24, 2001, ProxyMed, Inc. (the "Company") entered into exchange agreements (the "Exchange Agreements") with the former holders of $13,000,000 of its $15,000,000 Series B Convertible Preferred Stock (the "Preferred Stock"). The Company and such holders had previously entered into a Redemption and Exchange Agreement, dated May 4, 2000 (the "Redemption Agreement"). Under the terms of the Redemption Agreement, certain warrants to purchase the Company's common stock, par value $0.001 per share (the "Common Stock") issued to the holders of the Preferred Stock subject to the Redemption Agreement were exchanged for new warrants (the "Exchanged Warrants") with an exercise price of $1.50 per share. In addition, such holders received, in the aggregate, 650,000 additional warrants (the "New Warrants") at an exercise price of $1.50 per share. In February 2001, the New Warrants were reset under anti-dilution provisions contained therein into an aggregate of 3,425,493 warrants with a new exercise price of $1.25883 per share.

         Under the Exchange Agreements, the Company cancelled and exchanged all outstanding Exchanged Warrants and New Warrants for an aggregate of 3,282,423 shares of Common Stock. Additionally, under terms of the Exchange Agreements, the Company is required to register these shares under Form S-3 within 15 days after the closing date of the transaction. For this transaction, the Company expects to record a $1.8 million deemed dividend charge in the quarter ended June 30, 2001.

         In connection with the cancellation and exchange of these warrants, the holders of the Preferred Stock and the holders of the Series C Convertible Preferred Stock have agreed to waive certain anti-dilution rights afforded by certain outstanding warrants, the Preferred Stock and the Series C Convertible Preferred Stock.

         The foregoing summary of certain aspects of the Exchange Agreement, the Redemption Agreement, the Exchanged Warrants and the New Warrants is not intended to be complete and is qualified by such documents, which are attached as exhibits to this Report on Form 8-K, by documents attached as exhibits to the Company's Report on Form 8-K disclosing the Redemption Agreement and filed with the Securities and Exchange Commission on May 8, 2000 and by the documentation entered into in connection with the original issuance of the Preferred Stock on December 23, 1999, which are attached as exhibits to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         Exhibit No.       Description
         -----------       -----------
         4.1               Registration  Rights  Agreement dated as of April 24,
                           2001 between  ProxyMed,  Inc. and Fisher Capital LTD.
                           and Wingate Capital LTD.

         4.2 Registration Rights Agreement dated as of April 24, 2001 between ProxyMed, Inc. and Royal Bank of Canada and Leonardo, L.P.

         10.27 Exchange Agreement dated as of April 24, 2001 between ProxyMed, Inc. and Fisher Capital LTD. and Wingate Capital LTD.

         10.28 Exchange Agreement dated as of April 24, 2001 between ProxyMed, Inc. and Royal Bank of Canada.

         10.29 Exchange Agreement dated as of April 24, 2001 between ProxyMed, Inc. and Leonardo, L.P.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROXYMED, INC.

                                       By: /s/ JUDSON E. SCHMID
                                          --------------------------------------
                                       Name: Judson E. Schmid
                                       Title: Executive Vice President and
                                              Chief Financial Officer

Dated:  April 26, 2001

                                  EXHIBIT INDEX


         Exhibit No.                        Description
         -----------                        -----------

         4.1 Registration Rights Agreement dated as of April 24, 2001 between ProxyMed, Inc. and Fisher Capital LTD. and Wingate Capital LTD.

         4.2 Registration Rights Agreement dated as of April 24, 2001 between ProxyMed, Inc. and Royal Bank of Canada and Leonardo, L.P.

         10.27 Exchange Agreement dated as of April 24, 2001 between ProxyMed, Inc. and Fisher Capital LTD. and Wingate Capital LTD.

         10.28 Exchange Agreement dated as of April 24, 2001 between ProxyMed, Inc. and Royal Bank of Canada.

         10.29 Exchange Agreement dated as of April 24, 2001 between ProxyMed, Inc. and Leonardo, L.P.